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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                      December 21, 2004 (December 17, 2004)

                                    KFX INC.

               (Exact Name of Registrant as Specified in Charter)

          Delaware                        0-23634                 84-1079971
----------------------------     ------------------------    -------------------
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
      of Incorporation)                                      Identification No.)

      55 Madison Street, Suite 745                                  80206
              Denver, CO                                          --------
      ----------------------------                                Zip Code
(Address of Principal Executive Offices)


                                 (303) 293-2992
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 17, 2004, a subsidiary of the registrant, K-Fuel, L.L.C. ("K-Fuel"), entered into a license agreement with Cook Inlet Coal LLC ("CIC"), an affiliate of Kanturk Partners LLC ("Kanturk"), under which K-Fuel agreed to license to CIC its proprietary coal processing technology for use at a coal processing plant to be operated by CIC. Pursuant to the agreement, K-Fuel will be paid a non-refundable technology access fee of $7,500,000 within five business days of the signing of the agreement. The agreement also provides for additional payments upon plant commencement and plant completion and certain royalty payments once the plant is operational. The plant commencement and plant completion fees vary in amount depending upon the capacity of the plant and the royalty payments are based on future profits and tax credits generated by the plant. [The maximum permitted output of the plant is eight million short tons per annum.] The plant is intended to be situated near the Cook Inlet of Alaska, but another location may be authorized by K-Fuel under certain circumstances. The term of the agreement is five years and shall automatically renew for consecutive five year terms for the operational life of the plant, provided that if CIC has not built a plant within the first six years of the term, the license agreement will automatically terminate. In connection with the license agreement, K-Fuel and CIC entered into a separate services agreement under which K-Fuel will provide services to CIC related to the implementation of the technology granted to CIC under the license agreement.

In connection with the foregoing transactions, Theodore Venners, the Chairman of the Board and Chief Executive Officer of the registrant, entered into a waiver agreement with the registrant under which Mr. Venners agreed to waive his right to certain payments that may become due to him in connection with the license arrangement with CIC. As previously described in the registrant's filings, pursuant to a bequest from the estate of Edward Koppelman, the inventor of the K-Fuel(TM) technology, Mr. Venners is entitled to receive 50% of the royalty payments due to Mr. Koppelman's estate under a 1992 royalty agreement between the registrant and certain affiliates of Mr. Koppelman. Under that royalty agreement, the registrant is obligated to pay to Mr. Koppelman's estate royalty payments in an amount equivalent to 25% of the license fee and royalty payments received by the registrant under certain license arrangements.

As previously disclosed, Kanturk is a private partnership with investors from the U.S. and Asia. They include Gerald S.J. Cassidy, Rocky Robinson and John Venners. Mr. Cassidy and Mr. Robinson are stockholders of the registrant. Each individual has advised the registrant that he beneficially owns less than 5% of the registrant's outstanding common stock. John Venners, who is the brother of Ted Venners, Chairman and CEO of the registrant, serves as one of several managing directors of Kanturk and owns less than 5% of Kanturk's equity.

ITEM 7.01        REGULATION FD DISCLOSURE

See press release attached as Exhibit 99.1.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

                  (a) Not applicable.


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                  (b) Not applicable.

                  (c) Exhibits

                  10.1 Royalty Agreement dated December 29, 1992 between the Registrant and the Koppelman Group.*

                  99.1 Press Release dated December 16, 2004.+

                  *Document previously filed with the U.S. Securities and Exchange Commission on March 1, 1994 as an exhibit to the Registrant's Form 10-SB and incorporated herein by reference.

                  +Furnished herewith.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2004          KFX INC.


                                 By:  /s/ Matthew V. Elledge
                                      ----------------------
                                      Matthew V. Elledge
                                      Vice President and Chief Financial Officer


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